ORIGINAL

LEASE AMENDMENT NUMBER THREE

This Lease Amendment Number Three is dated December 12, 2007 for reference purposes only, and is made by and between Century National Properties, Inc., a California Corporation ("Landlord" herein) Netsol Technologies, Inc, a Nevada corporation ("Tenant" herein) with respect to that certain lease by and between the parties dated December 3, 2003, (referred to as the "Lease" herein), for the leased premises known as Suite 2072, ("Premises" herein) located in the Calabasas Business Park II Building at 23901 Calabasas Road, Calabasas, California ("Building" herein), with respect to the following recitals, terms and conditions. To the extent possible, the provisions set forth below have been numbered to coincide with the number sections of the Lease to which they relate. Except as many otherwise be specifically provided below, any terms used below which are defined in the Lease shall have their respective meanings as set forth in the Lease.

A. The Lease is scheduled to expire December 31, 2007, and there is no valid option to extend the term or renew the Lease.

B. The current Monthly Installment of Base Rent payable under the Lease is Four Thousand Four Hundred Forty Seven and 28/100 ($4,447.28) Dollars, excluding Tenant's percentage share of Direct Costs.

C. The current Security Deposit under the Lease is Four Thousand Four Hundred Forty Seven and 28/100 ($4,447.28) Dollars.

D. Tenant is currently in good standing under the terms and conditions of the Lease.

E. Landlord and Tenant would like to extend the term for an additional period of Two (2) years upon the same terms and conditions, except as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Landlord and Tenant hereby amend the Lease by the specific provisions, as set forth here in below.

1. **LEASE TERM:** **(SECTION 1.1.2)**

The term of the Lease shall be extended from January 1, 2008 to expire December 31, 2009.

2. **BASE RENT:** **(SECTION 1.1.3)**

Commencing January 1, 2008 through December 31, 2008 the new Base Rent will be Four Thousand Six Hundred Five and 60/100 ($4,605.60) Dollars and continuing annually thereafter during the term of the Lease, the Base Rent then in effect shall be automatically increased by four percent (4%) as follows:

1/1/08 - 12/31/08 = $4,605.60 ($2.40/ RSF)
1/1/09 - 12/31/09 = $4,789.82 ($4,605.60 x 4%)

3. **SECURITY DEPOSIT:** **(SECTION 5)**

Security Deposit shall be increased to Four Thousand Seven Hundred Eighty Nine and 82/100 ($4,789.82) Dollars. An additional amount of $342.54 shall be deposited with Landlord upon signing of this Lease Amendment Number Three.

4. **IMPROVEMENTS AND ALTERATIONS:** **(SECTION 7)**

Tenant is accepting the Premises "AS IS" with the exception that Landlord will have the carpet cleaned.

Unless otherwise specifically amended, modified, or deleted as set forth hereinabove, the Lease shall remain unchanged and in full force and effect. The parties hereto acknowledge their consent and approval by their respective signatures appearing below. "Tenant acknowledges and admits that it has not defenses, offsets or claims against the landlord."

THIS DOCUMENT HAS BEEN PREPARED FOR LANDLORD'S AND TENANT'S REVIEW AND SUBMISSION TO THEIR RESPECTIVE LEGAL AND/OR TAX CONSULTANTS. NO REPRESENTATION OR RECOMMENDATION IS MADE BY LANDLORD, TENANT, OR BROKERS, OF THEIR AGENTS OR EMPLOYEES, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTIONS RELATING HERETO.

CENTURY NATIONAL PROPERTIES, INC., Landlord

BY: ______________________

Gary A. Podrat
Chief Operating Officer

NETSOL TECHNOLOGIES, INC.
Tenant

BY: ______________________

Najeeb M. Ghauri
Chairman & CEO